                                                                    EXHIBIT 10.4

                                                              (ALS Financing II)


                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (this "Agreement") is made as of the 23rd day of March, 1999, by and between ALS FINANCING II, INC., a Delaware corporation (together with its successors and assigns, the "Borrower"), and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (together with its successors and assigns, the "Lender").

                                R E C I T A L S:

         A. Borrower has requested Lender to make five (5) New York Loans (as defined herein), in the aggregate principal amount of Thirty-Five Million Two Hundred Thirty-Nine Thousand Five Hundred Dollars ($35,239,500), the proceeds of each of the New York Loans, in part, to be used to acquire a related Original New York Loan (as defined herein).

         B. Borrower has also requested Lender to make four (4) Other Loans (as defined herein), in the aggregate principal amount of Nineteen Million Seven Hundred Sixty Thousand Five Hundred Dollars ($19,760,500).

         C. In the aggregate, Borrower has requested Lender to make a total of nine (9) loans to Borrower, as provided herein, in the aggregate principal amount of Fifty-Five Million Dollars ($55,000,000) (collectively, the "Loan").

         D. This Agreement, in part, is intended to, and hereby does, amend and restate the terms, provisions and conditions of each Original New York Loan. This Agreement is also intended, in part, to state and set forth the terms, provisions and conditions upon which Lender will make the Loan to Borrower.

         NOW, THEREFORE, it is hereby agreed as follows:


                                   ARTICLE 1
                 DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS.

         1.1   As used in this Agreement, the capitalized terms set forth in
Schedule I attached hereto shall have the meanings set forth therein unless the context hereof shall otherwise indicate.

         1.2 Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.



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         1.3   Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by the Uniform Commercial Code in effect in the State of New York.

         1.4 All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise specified.

         1.5 All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

         1.6 All references herein to "Medicaid" and "Medicare" shall be deemed to include any successor program thereto.


                                   ARTICLE 2
                                TERMS OF THE LOAN

         2.1 THE LOAN. Borrower has agreed to borrow the Loan from Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower's compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.

         2.2 SECURITY FOR THE LOAN. The Loan will be evidenced, secured and guaranteed by the Loan Documents.


                                   ARTICLE 3
                    BORROWER'S REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement, and to make the Loan to Borrower, Borrower represents and warrants to Lender as follows:

         3.1 EXISTENCE, POWER AND QUALIFICATION. Borrower is a duly organized and validly existing Delaware corporation, has the power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

         3.2 POWER AND AUTHORITY. Borrower has full power and authority to borrow the indebtedness evidenced by the Notes and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. All consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by the Borrower have been obtained or made.

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         3.3   DUE EXECUTION AND ENFORCEMENT. Each of the Loan Documents to
which Borrower and Guarantor are a party has been duly executed and delivered by such party, constitutes a valid and legally binding obligation of Borrower and Guarantor, and will be, enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally, by general principles of equity and by regulatory restrictions applicable to operators of assisted living/adult home facilities) and does not violate, conflict with, or constitute any default under any law, government regulation, decree, judgment, Borrower's or Guarantor's articles of organization/incorporation, partnership agreement or operating agreement, as applicable, or any other agreement or instrument binding upon Borrower and Guarantor.

         3.4 SINGLE PURPOSE ENTITY. Borrower is a Single Purpose Entity. Each of NCBO, PCBO and WCBO is (except as restricted by the Department), a Single Purpose Entity.

         3.5   PENDING MATTERS.

                  (A) OPERATIONS; FINANCIAL CONDITION. Except as disclosed in Schedule A hereto, no action or investigation is pending or, to the best of Borrower's knowledge, threatened before or by any court or federal, state or local government administrative agency which might result in any material adverse change in the financial condition, operations or prospects of Borrower. Neither the Borrower nor Guarantor are in violation of any agreement, the violation of which might reasonably be expected to have a material adverse effect on its business or assets, and neither the Borrower nor Guarantor are in violation of any order, judgment, or decree of any court, or, except as disclosed in Schedule A, any statute or governmental regulation to which it is subject, the violation of which could reasonably be expected to have a material adverse effect on the operation of any Facility or on any of the Collateral.

                  (B) CONDEMNATION OR CASUALTY. There are no proceedings pending, or, to the best of Borrower's knowledge, threatened, to acquire through the exercise of any power of condemnation, eminent domain or similar proceeding any part of any Property, the related Improvements or any interest therein, or to enjoin or similarly prevent or restrict the use of the Property or the operation of any Facility in any manner. None of the Improvements is subject to any unrepaired casualty or other damage, except as reported in the engineering reports prepared for each Facility by Property Solutions, Inc. and dated as follows:

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

                  Facility                           Date of Report
                  --------                           --------------

                  Northville                           10/8/98
                  Utica                                10/8/98
                  Kenmore                              10/20/98
                  Niskayuna I                          10/20/98
                  Niskayuna II                         10/20/98
                  Perinton                             10/20/98
                  Cary                                 10/7/98
                  Williamsville                        10/20/98
                  Westampton                           10/9/98


         3.6 FINANCIAL STATEMENTS ACCURATE. All financial statements heretofore or hereafter provided by Borrower and Guarantor are and will be true and complete in all material respects as of their respective dates and fairly present the respective financial condition of Borrower and Guarantor and each Facility, and there are no material liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of the Borrower have been prepared on an accounting basis consistent with Guarantor's audited financial statements. There has been no material adverse change in the financial condition, operations, or prospects of Borrower and Guarantor since the dates of such statements except as fully disclosed in writing with the delivery of such statements. All financial statements of the operations of each Facility heretofore or hereafter provided to Lender are and will be true and complete in all material respects as of their respective dates.

         3.7   COMPLIANCE WITH FACILITY LAWS.

               (a) Each of the following Facilities are duly licensed and operated as follows:

                    (i) with respect to the Cary Facility, as a 50-bed "adult-care home for the aged" under the applicable laws of the State of North Carolina;

                    (ii) with respect to the Niskayuna I Facility as a 52-bed "adult home" under the applicable laws of the State of New York;

                    (iii) with respect to the Northville Facility as a 72-bed "home for the aged" under the applicable laws of the State of Michigan;

                    (iv) with respect to the Perinton Facility, as a 52-bed "adult home" under the applicable laws of the State of New York;

                    (v) with respect to the Utica Facility, as a 72-bed "home for the aged" under the applicable laws of the State of Michigan;



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                    (vi)      with respect to the Westampton Facility, as a
50-bed "health care facility" under the applicable laws of the State of New Jersey; and

                    (vii) with respect to the Williamsville Facility, as a 52-bed "adult home" under the applicable laws of the State of New York.

               (b) The Kenmore Facility and the Niskayuna II Facility are operated as residential senior housing in the State of New York and, pursuant to applicable state law, are not required to be licensed.

               (c) Lessee is the lawful owner of all operating, healthcare and assisted living Permits for the Cary Facility, the Northville Facility, the Utica Facility and the Westampton Facility. NCBO is the sole owner of the adult home Permit for the Niskayuna I Facility. Borrower has acquired, and the Guarantor has leased, the Niskayuna I Facility with the knowledge of the applicable New York regulatory authorities. Prior approval by the Department of Health of such acquisition and leasing is not required under the adult home New York State law. PCBO is the sole owner of the adult home Permit for the Perinton Facility. Borrower has acquired, and the Guarantor has leased, the Perinton Facility with the knowledge of the applicable New York regulatory authorities. WCBO is the sole owner of the adult home Permit for the Williamsville Facility. Borrower has acquired, and the Guarantor has leased, the Williamsville Facility with the knowledge of the applicable New York regulatory authorities. The sole shareholder of NCBO, PCBO and WCBO is Colleen Endsley, a Vice-President of the Guarantor.

               (d) All Permits for the Facilities (i) are in full force and effect, (ii) constitute all of the material permits, licenses and certificates required for the use, operation and occupancy thereof, (iii) have not been pledged as collateral for any other loan or Indebtedness, (iv) are held free from restrictions or any encumbrance which would materially adversely affect the use or operation of the applicable Facility, and (v) are not provisional, probationary or restricted in any way. Except as disclosed in Schedule A hereto, the Borrower, the Lessee, the applicable operator, and the Manager, as well as the operation of each Facility, are in compliance in all material respects with the provisions of all laws, rules, regulations and published interpretations to which each Facility is subject. Except as disclosed in Schedule A hereto, no waivers of any laws, rules, regulations, or requirements (including, but not limited to, minimum foot requirements per bed or unit) are required for any Facility to operate at its current licensed bed capacity. All Reimbursement Contracts (if any) are in full force and effect with respect to the Facility, and Borrower, Lessee and Manager are in good standing with all the respective agencies governing the above-described licenses, program certifications, and Reimbursement Contract (if any). Borrower, Lessee and Manager are current in the payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contract (if any). Borrower will maintain, and will cause Lessee, the applicable operator and/or Manager to maintain (without allowing to lapse), the Certificate of Need, if applicable, and any required Permits. In the event that Lender acquires the Facility through foreclosure or otherwise, neither Lender nor a subsequent manager, a subsequent lessee or any subsequent purchaser (through foreclosure


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or otherwise) must obtain a Certificate of Need prior to applying for and receiving a license to operate the Facility and certification to receive Medicare and Medicaid payments (and its successor programs) for patients having coverage thereunder (if any), provided that no service or bed unit complement is changed.

         3.8 MAINTAIN UNIT CAPACITY. Neither Borrower nor the Lessee nor the holder of any Permit for any Facility has granted to any third party the right to reduce the number of licensed bed/units in the Facility or to apply for approval to transfer the right to any and all of the licensed Facility units/beds to any other location.

         3.9 MEDICARE AND MEDICAID. The Facilities have no patient reimbursement agreements, cost reports or Medicare or Medicaid surveys or provider agreements.

         3.10 THIRD-PARTY PAYORS. There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting Borrower, Lessee, Manager or any Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, if applicable, and any other private commercial insurance managed care and employee assistance program (such programs, the "Third-Party Payors' Programs") to which Borrower or Lessee or Manager presently is subject. All Medicare (if any), Medicaid (if any), and private insurance cost reports and financial reports submitted by Borrower or Lessee or Manager are and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports for the Facility remain "open" or unsettled, except as otherwise disclosed in writing.

         3.11 GOVERNMENTAL PROCEEDINGS AND NOTICES. Except as disclosed in Schedule A hereto, neither Borrower nor Lessee nor the applicable operator nor the Facility is currently the subject of any proceeding by any governmental agency that would, and no notice of any violation has been received from a governmental agency that would, directly or indirectly, or with the passage of time, have a material adverse impact on Borrower's ability to accept and/or retain residents or result in the imposition of a fine in excess of $5,000 or a governmental sanction, or modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any of the Permits or would result in the appointment of a receiver or manager

         3.12 PHYSICAL PLANT STANDARDS. Except as disclosed in Schedule A hereto, each Facility and the use thereof complies in all material respects with applicable local, state and federal building codes, fire codes, zoning codes, use restrictions, health care, health care facility and other similar regulatory requirements (the "Physical Plant Standards"), and no material waivers of Physical Plant Standards exist at any Facility.

         3.13 PLEDGES OF RECEIVABLES. Neither the Borrower nor the Lessee has pledged its Accounts as collateral security for any loan or indebtedness other than, if applicable, the Loan.

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         3.14  PAYMENT OF TAXES AND PROPERTY IMPOSITIONS. Borrower and Guarantor
have filed or have obtained appropriate extensions for filing of all federal, state, and local tax returns which they are required to file and have paid, or made adequate provision for the payment of, all taxes which are shown pursuant to such returns or are required to be shown thereon or to assessments received by Borrower or Guarantor, including, without limitation, provider taxes. All such returns are complete and accurate in all respects. Borrower has paid or made adequate provision for the payment of all insurance premiums, applicable water and sewer charges, government assessments or charges, ground rents (if applicable) and Taxes (as defined in the Mortgage) with respect to each Property.

         3.15 TITLE TO COLLATERAL. Except as provided in Section 3.27, Borrower, Guarantor, the applicable operator or Manager, as the case may be, has good and marketable title to all of the Collateral, subject to no lien, mortgage, pledge, encroachment, zoning violation, or encumbrance, except Permitted Encumbrances, which Permitted Encumbrances do not and will not materially interfere with the security intended to be provided by the Mortgage or the current use or operation of the Property and or the current ability of any Facility to generate net operating income sufficient to service the Loan allocated to such Facility as shown on Exhibit B. All Improvements situated on the Property are situated wholly within the boundaries of the Property, and no neighboring properties encroach onto the Property.

         3.16 PRIORITY OF MORTGAGE. Each Mortgage constitutes a valid first lien against the real and personal property described therein, prior to all other liens or encumbrances, including those which may hereafter accrue, excepting only Permitted Encumbrances, which Permitted Encumbrances do not and will not materially and adversely affect (a) the ability of the Borrower to pay in full the principal of and interest on the respective Notes when due, (b) the security (and its value) intended to be provided by the Mortgage or (c) the current use of the Property and the Improvements.

         3.17 LOCATION OF CHIEF EXECUTIVE OFFICE. The location of Borrower's principal place of business and chief executive office and the name and address of the resident agent for service of process in the State of New York is set forth on Exhibit B hereto.

         3.18 DISCLOSURE. All information furnished or to be furnished by Borrower and Guarantor to Lender in connection with the Loan or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide Lender with true and accurate knowledge of the subject matter.

         3.19 TRADE NAMES. Except as shown on Exhibit G, neither the Borrower nor the Cary Facility, which will operate under the trade name "Clare Bridge of Cary", has ever changed its name, been known by any other name or been a party to a merger, reorganization or similar transaction since the date acquired by Borrower or an Affiliate thereof. Except as shown on Exhibit G, the Kenmore Facility, which will operate under the trade name "Wynwood Commons of Kenmore" has never changed its name, been known by any other name or been a party to a merger, reorganization or similar transaction since the date

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
acquired by Borrower or an Affiliate thereof. Except as shown on Exhibit G, the Niskayuna I Facility, which will operate under the trade name "Clare Bridge of Niskayuna", has never changed its name, been known by any other name or been a party to a merger, reorganization or similar transaction since the date acquired by Borrower or an Affiliate thereof. Except as shown on Exhibit G, the Niskayuna II Facility, which will operate under the trade name "Wynwood Commons of Niskayuna", has never changed its name, been known by any other name or been a party to a merger, reorganization or similar transaction since the date acquired by Borrower or an Affiliate thereof. Except as shown on Exhibit G, the Northville Facility, which will operate under the trade name "Wynwood of Northville", has never changed its name, been known by any other name or been a party to a merger, reorganization or similar transaction since the date acquired by Borrower or an Affiliate thereof. Except as shown on Exhibit G, neither the Borrower nor the Perinton Facility, which will operate under the trade name "Clare Bridge of Perinton", has ever changed its name, been known by any other name or been a party to a merger, reorganization or similar transaction since the date acquired by Borrower or an Affiliate thereof. Except as shown on Exhibit G, neither the Borrower nor the Utica Facility, which will operate under the trade name "Wynwood of Utica", has ever changed its name, been known by any other name or been a party to a merger, reorganization or similar transaction since the date acquired by Borrower or an Affiliate thereof. Except as shown on Exhibit G, neither the Borrower nor the Westampton Facility, which will operate under the trade name "Clare Bridge of Westampton", has ever changed its name, been known by any other name or been a party to a merger, reorganization or similar transaction since the date acquired by Borrower or an Affiliate thereof. Except as shown on Exhibit G, neither the Borrower nor the Williamsville Facility, which will operate under the trade name "Clare Bridge of Williamsville", has ever changed its name, been known by any other name or been a party to a merger, reorganization or similar transaction since the date acquired by Borrower or an Affiliate thereof.

         3.20 ERISA. Borrower is in compliance in all material respects with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3.21 OWNERSHIP. The ownership interests of the Persons comprising the Borrower are correctly and accurately set forth on Exhibit "C" hereto.

         3.22 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in Schedule A hereto, each Facility and its operations and the Property comply in all material respects with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements and building codes. There are no waivers of any building codes currently in existence for any Facility except for waivers with respect to parking requirements, in which case each Facility complies with the applicable parking requirement resulting from such waiver.

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

         3.23 SOLVENCY. Borrower is solvent for purposes of 11 U.S.C.ss.548, and the borrowing of the Loan and acquisition of the Property will not render Borrower insolvent for purposes of 11 U.S.C.ss.548.

         3.24 OTHER INDEBTEDNESS. Borrower has no outstanding Indebtedness, secured or unsecured, direct or contingent (including any guaranties), other than (a) the Loan, (b) indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Property, and (c) indebtedness secured by purchase money liens or represented by equipment or vehicle leases, provided that (i) the aggregate amount of such indebtedness incurred with respect to any one Facility, together with the rental income from all Leases (other than resident agreements) of space in such Facility entered into by Borrower as landlord, does not exceed the lesser of $500,000 or five percent (5%) of the portion of the Loan allocated to such Facility as shown on Exhibit B, and (ii) the indebtedness secured by such liens is used for the purchase of equipment which is unique to, or necessary for the operation of, the Property for its Intended Use; no other debt will be secured (senior, subordinate or pari passu) by the Property.

         3.25 OTHER OBLIGATIONS. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property and other than obligations under the Mortgage and the other Loan Documents.

         3.26 FRAUDULENT CONVEYANCES. Borrower (a) has not entered into this Agreement or any of the other Loan Documents with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents and acquisition of each Property, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and mature. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents and acquisition of each Property will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

         3.27 WARRANTY OF TITLE. Borrower represents and warrants that (i) the Erie County Industrial Development Agency ("Erie IDA") is the fee simple owner of the Kenmore Facility and that Borrower has a valid leasehold estate in such Property pursuant to a Lease Agreement dated March 1, 1995, as amended by the First Amendment to Lease Agreement dated as of March 1, 1999, assumed by the Borrower on the date hereof, and (ii) the Schenectady County Industrial Development Agency ("Schenectady IDA") is the fee simple

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
owner of the Niskayuna II Facility and that Borrower has a valid legal interest in the Niskayuna II Facility pursuant to the terms of an Installment Sale Agreement dated as of June 1, 1995, as assigned to and assumed by the Borrower pursuant to the Assignment and Assumption Agreement dated as of January 1, 1999, by and between the Schenectady IDA and the Borrower. Borrower further represents and warrants that the Borrower is the fee simple owner of the Facilities other than the Kenmore Facility and the Niskayuna II Facility. Each Property exists as a separate single tax parcel.

         3.28 REPRESENTATIONS AND WARRANTIES. Borrower agrees that its representations and warranties and covenants contained herein are true and correct as of the date hereof and shall survive closing of the Loan and the assignment and delivery of the Loan to Investor. Borrower agrees that Investor shall be a third party beneficiary of the representations, warranties and covenants set forth herein.

         3.29 LEASE AGREEMENT. Each Lease Agreement is in full force and effect, and there are no defaults (either monetary or nonmonetary) by Borrower or Lessee or NCBO, PCBO or WCBO thereunder except as set forth in Schedule A hereto.

         3.30 LICENSES. Borrower has obtained (in its own name and/or in the relevant operator's or manager's name, if any, and in any event, in the name of the person(s) as required under all applicable legal requirements) all Permits necessary to use and operate the Property and the Facility for its Intended Use, and all such Permits are in full force and effect. Except as disclosed in Schedule A hereto, the Intended Use being made of the Property and the Facility is in conformity in all material respects with the certificate of occupancy and/or Permits for such property and any other restrictions, covenants or conditions affecting such property. The Property and the Facility contain all equipment necessary to use and operate such property for its Intended Use.

         3.31 APPLICABLE LAWS. Except as disclosed in Schedule A hereto, Borrower and each Property and the Facility (and the operation thereof) are in compliance in all material respects with the applicable provisions of all laws, statutes, regulations, ordinances, orders, standards, restrictions and rules of any federal, state or local government or quasi-governmental body, agency, board or authority having jurisdiction over the operation of the Property and the Facility, including, without limitation: (a) health care and fire safety codes,
(b) laws regulating the handling and disposal of medical or biological waste,
(c) the applicable provisions of all laws, rules, regulations and published interpretations thereof to which the Borrower or the Property and the Facility are subject by virtue of its Intended Use, (d) all criteria established to classify the Property and the Facility as "housing for older persons" under the Fair Housing Amendments Act of 1988, and (e) each of the following:

         i. Title VIII of the Civil Rights Act of 1968, as amended, 42 U.S.C. ss.ss.3601 et seq. (1996),

         ii. Title VII of the Consumer Credit Protection Act, as amended, 15 U.S.C.ss.ss.1691 - 1691f(1996), and

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

         iii. Section 527 of the National Housing Act, as amended, 12 U.S.C. ss.1735f-5 (1996).

         3.32 MEDICARE/MEDICAID. Borrower does not currently participate in any Medicaid or Medicare programs or any other third party payor's programs, or other similar provider payment programs in connection with the operations of any Property and any Facility.

         3.33 PENDING PROCEEDINGS. Except as disclosed in Schedule A hereto, neither Borrower nor the Guarantor nor the holder of any Permit nor any Collateral nor any Facility are subject to any proceeding, suit or investigation by any federal, state or local government or quasi-governmental body or agency or any other administrative or investigative body, and, except as disclosed in Schedule A, neither the Borrower nor the Guarantor nor the holder of any Permit has received any notice from any such agency which, (a) may result in the imposition of a material fine or alternative, interim or final sanction against the Borrower, the Guarantor or the holder of any Permit, (b) would have a material adverse effect on Borrower or the Guarantor or the operation of the Collateral and the Facility, (c) would result in the appointment of a receiver or manager, (d) would affect Borrower's or Guarantor's ability to accept and/or retain residents for the Property, or (e) would result in the revocation, transfer, surrender, suspension or other impairment of any Permit for the Property.

         3.34 EXECUTION OF DOCUMENTS. Neither the execution and delivery of the Notes, any Mortgage or any other Loan Documents, Borrower's performance thereunder, the recordation of any Mortgage, nor the exercise of any remedies by Lender in accordance with applicable health care laws, will adversely affect the Permit.

         3.35 FEDERAL PROGRAMS; ANTITRUST LAW. Neither the Borrower nor the Guarantor is a participant in any federal program whereby any federal, state or local, government or quasi-governmental body or agency, may have the right to recover funds by reason of the advance of federal funds. Neither the Borrower nor the Guarantor has received notice of, and neither is aware of, any violation of applicable antitrust laws.

         3.36 CERTIFICATE OF NEED. In the event any existing management agreement is terminated or Lender acquires any Property through foreclosure or otherwise, neither Borrower, Lender, any subsequent manager, nor any subsequent purchaser (through foreclosure or otherwise) must obtain a certificate of need from any applicable state health care regulatory authority or agency (other than giving such notice required under the applicable state law or regulation) prior to applying for any applicable Permit, provided that no service is changed and the unit complement is not changed.

         3.37 TENANT ROSTER. Each tenant roster for each Property, dated March 12, 1999, and submitted by the Borrower to the Lender, contains no errors, and is true, complete and correct as of the date thereof and accurately states both the gross potential rents and the actual leased unit rents for the Property within a tolerance range of 7.5 percent (7.5%).

         3.38 PROPERTY CONDITION. Each Property is in good and habitable condition and there are no deficiencies in the repair or maintenance of the Property that threaten the health or safety of its tenants and their invited guests. There is no material uncured violation at the Property of any building or housing code or similar law or ordinance, and the physical configuration of the Property is not in material violation of the Americans With Disabilities Act.

         3.39 ZONING. The existing use of each Property is consistent with the zoning classification of such property or is a legal non-conforming use that is permitted notwithstanding any inconsistency with such classification. The Property does not violate any density or building setback requirements of applicable zoning law and no proceedings are pending or, to the best knowledge of the Borrower and Guarantor, threatened, which would result in a change of zoning of any Property.

         3.40 INVESTMENT QUALITY. Neither Borrower nor any of its Affiliates knows of any fact or circumstance affecting the Borrower, the Guarantor, NCBO, PCBO, WCBO, the Manager or the Collateral that Borrower has not disclosed to Lender which fact or circumstance materially and adversely affects or could materially and adversely affect the Borrower's and Guarantor's ability, respectively, to meet its obligations under the Loan and the Loan Documents in a timely manner.

         3.41 ACCESS. The Property does not share ingress and egress through an easement or private road or share on site or off site recreational facilities and amenities that are not located on the Property and under the exclusive control of the Borrower, or where there is shared ingress and egress or amenities, there exists an easement or joint use and maintenance agreement, a copy of which has been delivered to Lender, under which (i) access to and use and enjoyment of the easement or private road and/or recreational facilities and amenities is perpetual, (ii) the number of parties sharing such easement and/or recreational facilities and amenities must be specified, and (iv) the failure to pay any maintenance fee will not result in a loss of usage of the easement.

                                   ARTICLE 4
                        AFFIRMATIVE COVENANTS OF BORROWER

         Borrower agrees with and covenants unto the Lender that until the Loan Obligations have been paid in full, Borrower shall:

         4.1 PAYMENT OF LOAN/PERFORMANCE OF LOAN OBLIGATIONS. Duly and punctually pay or cause to be paid the principal and interest of each Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

         4.2 MAINTENANCE OF EXISTENCE. Maintain its existence as a Delaware corporation, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary, maintain good standing.

         4.3 MAINTENANCE OF SINGLE PURPOSE. Maintain its existence as a Single Purpose Entity.

         4.4 ACCRUAL AND PAYMENT OF TAXES. During each fiscal year, make accurate provision for the payment of all current tax liabilities of all kinds (including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, provider taxes (to the extent necessary to participate in and receive maximum funding pursuant to Reimbursement Contracts, if any) and Taxes (as defined in the Mortgage)), all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

         4.5 INSURANCE. Maintain or cause Lessee to maintain the following insurance coverages with respect to the Property and each Facility:

               (a) Insurance against loss or damage by fire, casualty and other hazards as now are or subsequently may be covered by an "all risk" policy or a policy covering "special" causes of loss, with such endorsements as Lender may from time to time reasonably require and which are customarily required by institutional lenders of similar properties similarly situated, including, without limitation, building ordinance law, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse, malicious mischief, explosion, smoke, aircraft, vehicles, vandalism, falling objects and weight of snow, ice or sleet, and covering the Facility in an amount equal to 100% of the full insurable replacement value of the Facility (exclusive of footings and foundations below the lowest basement floor) without deduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing the coverage or, at Lender's election, by reference to such indexes, appraisals or information as Lender determines in its reasonable discretion, and, unless the insurance required by this paragraph shall be effected by blanket and/or umbrella policies in accordance with the requirements of this Agreement, the policy shall include inflation guard coverage that ensures that the policy limits will be increased over time to reflect the effect of inflation. Each policy shall, subject to Lender's approval, contain (i) a replacement cost endorsement, without deduction for depreciation, (ii) either an agreed amount endorsement or a waiver of any co-insurance provisions, and (iii) an ordinance or law coverage or enforcement endorsement if the Improvements or the use of the Property constitutes any legal nonconforming structures or uses, and shall provide for deductibles in such amounts as Lender may permit in its sole discretion.


               (b) Commercial general liability insurance under a policy containing "Comprehensive General Liability Form" of coverage (or a comparably worded form of coverage) and the "Broad Form CGL" endorsement (or a policy which otherwise incorporates the language of such endorsement), providing coverage on an occurrence (not "claims made") basis, which policy shall include, without limitation, coverage against claims for personal injury, bodily injury, death and property damage liability with respect to the

Facility and the operations related thereto, whether on or off the Property, and the following coverages: Employee as Additional Insured, Product Liability/Completed Operations; Broad Form Contractual Liability, Independent Contractor, Personal Injury and Advertising Injury Protection, Medical Payment (with a minimum limit of $5,000 per person), Broad Form Cross Suits Liability Endorsement, where applicable, hired and non-owned automobile coverage (including rented and leased vehicles), and, if any alcoholic beverages shall be sold, manufactured or distributed in the Facility, liquor liability coverage, all of which shall be in such amounts as Lender may from time to time reasonably require, but not less than One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) in the aggregate and with umbrella coverage not less than Five Million Dollars ($5,000,000). If such policy shall cover more than one property, such limits (other than the umbrella coverage) shall apply on a "per location" basis. If any swimming pool is located at any Facility in the future, such umbrella coverage shall be increased to Ten Million Dollars ($10,000,000). Such liability policy shall delete the contractual exclusion under the personal injury coverage, if possible, and if available, shall include the following endorsements: Notice of Accident, Knowledge of Occurrence, and Unintentional Error and Omission.

               (c) Professional liability insurance coverage in an amount equal to not less than One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) in the aggregate and insuring Borrower for acts occurring prior to the date of the Loan.

               (d) Business interruption insurance (i) covering the same perils of loss as are required to be covered by the property insurance required under Section 4.5(a) above, (ii) in an amount equal to the projected annual net income from the Facility plus carrying costs and extraordinary expenses of the Property for a period of twelve (12) months, based upon Borrower's reasonable estimate thereof as approved by Lender, (iii) including either an agreed amount endorsement or a waiver of any co-insurance provisions, so as to prevent Borrower, Lender and any other insured thereunder from being a co-insurer, and
(iv) providing that any covered loss thereunder shall be payable to Lender.

               (e) During the period of any new construction on the Premises, a so-called "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy in non-reporting form for any improvements under construction, including, without limitation, for demolition and increased cost of construction or renovation, in an amount equal to 100% of the estimated replacement cost value on the date of completion, including "soft cost" coverage, and Workers' Compensation Insurance covering all persons engaged in such construction, in an amount at least equal to the minimum required by law. In addition, each contractor and subcontractor shall be required to provide Lender with a certificate of insurance for (i) workers' compensation insurance covering all persons engaged by such contractor or subcontractor in such construction in an amount at least equal to the minimum required by law, and (ii) general liability insurance showing minimum limits of at least $5,000,000, including coverage for products and completed operations. Each contractor and subcontractor also shall cover Borrower and Lender as an additional insured under such liability policy and shall indemnify and hold Borrower and Lender harmless from and against any and all claims, damages, liabilities, costs and expenses arising out of, relating to or otherwise in connection with its performance of such construction.

               (f) If the Facility contains steam boilers, steam pipes, steam engines, steam turbines or other high pressure vessels, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of the Facility, which policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown covered thereunder.

               (g) Flood insurance with a deductible not to exceed Three Thousand Dollars ($3,000), or such greater amount as may be satisfactory to Lender in its sole discretion, and in an amount equal to the full insurable value of the Facility or the maximum amount available, whichever is less, if the Facility is located in an area designated by the Secretary of Housing and Urban Development or the Federal Emergency Management Agency as having special flood hazards.

               (h) Workers' compensation insurance or other similar insurance which may be required by governmental authorities or applicable legal requirements in an amount at least equal to the minimum required by law, and employer's liability insurance with a limit of One Hundred Thousand Dollars ($100,000) per accident and per disease per employee, and Five Hundred Thousand Dollars ($500,000) in the aggregate for disease arising in connection with the operation of the Property.

               (i) Such other insurance coverages, in such amounts, and such other forms and endorsements, as may from time to time be reasonably required by Lender and which are customarily required by institutional lenders to similar properties, similarly situated, including, without limitation, coverages against other insurable hazards (including, by way of example only, earthquake, sinkhole and mine subsidence), which at the time are commonly insured against and generally available.

               All insurance required under this Section 4.5 shall have a term of not less than one year and shall be in the form and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers either licensed to transact business in the State where the Facility is located, or obtained through a duly authorized surplus lines insurance agent or otherwise in conformity with the laws of such State, with (a) a rating of not less than the third (3rd) highest rating category by either Standard & Poor's Ratings Group, Duff & Phelps Credit Rating Co., Moody's Investors Service, Inc., Fitch Investors Service, Inc. or any successors thereto, or (b) an A-:V rating in Best's Key Rating Guide; provided, however, that if the initial principal balance of the Loan is greater than Seven Million Five Hundred Thousand Dollars ($7,500,000.00), such insurer must, in lieu of such Best's rating, have a long term senior debt rating of at least "A-" by Standard & Poor's Ratings Group.

Certificates of Insurance shall be delivered to and held by Lender, and, upon Lender's reasonable request, originals or certified copies of all insurance policies shall be delivered to Lender. All such policies shall name Lender as an additional insured, shall provide for loss payable solely to Lender and shall contain: (a) standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower and notwithstanding (i) occupancy or use of the Facility for purposes more hazardous than those permitted by the terms of such policy, (ii) any foreclosure or other action taken by Lender pursuant to the Mortgage upon the occurrence of an Event of Default, or (iii) any change in title or ownership of the Facility; and (b) a provision that such policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope or limits of coverage, or failed to be renewed, without at least thirty (30) days prior written notice to Lender in each instance. With respect to insurance policies which require payment of premiums annually, not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, Borrower shall pay such amount, except to the extent Lender is escrowing sums therefor pursuant to the Loan Documents. Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, certificates evidencing renewals of such policies bearing notations evidencing the payment of premiums or accompanied by other evidence reasonably satisfactory to Lender of such payment shall be delivered by Borrower to Lender. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section 4.5. If the limits of any policy required hereunder are reduced or eliminated due to a covered loss, Borrower shall pay the additional premium, if any, in order to have the original limits of insurance reinstated, or Borrower shall purchase new insurance in the same type and amount that existed immediately prior to the loss.

               If Borrower fails to maintain and deliver to Lender the certificates of insurance required by this Agreement, Lender may, at its option, procure such insurance and Borrower shall pay or, as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Loan Obligations.

               The insurance required by this Agreement may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to Borrower or to an Affiliate of Borrower covering the Facility and the properties of such Affiliate; provided that, in each case, the policies otherwise comply with the provisions of this Agreement and allocate to the Facility, from time to time, the coverage specified by this Agreement, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Agreement shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender certificates of insurance showing the amount of the insurance provided under such policies which is applicable to the Facility.

               Neither Lender nor its agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Agreement; it being understood that (a) Borrower shall look solely to its insurance company for the recovery of such loss or damage, (b) such insurance company shall have no rights of subrogation against Lender, its agents or employees, and (c) Borrower shall use its best efforts to procure from such insurance company a waiver of subrogation rights against Lender. If, however, such insurance policies do not provide for a waiver of subrogation rights against Lender (whether because such a waiver is unavailable or otherwise), then Borrower hereby agrees, to the extent permitted by law and to the extent not prohibited by such insurance policies, to waive its rights of recovery, if any, against Lender, its agents and employees, whether resulting from any damage to the Facility, any liability claim in connection with the Facility or otherwise. If any such insurance policy shall prohibit Borrower from waiving such claims, then Borrower must obtain from such insurance company a waiver of subrogation rights against Lender.

         Net proceeds of insurance or condemnation (after payment of Lender's reasonable costs and expenses) received at any time other than the last twelve
(12) months of the Loan term (a) in an amount less than $250,000, shall be made available, and (b) in the amount of $250,000 or more may be made available, in the Lender's sole discretion, to Borrower for Borrower's repair, restoration and replacement of the Improvements, Equipment and Inventory damaged or taken on the following terms and subject to Borrower's satisfaction of the following conditions:

                    (i) The aggregate amount of all such proceeds shall not exceed the aggregate amount of all such Loan Obligations.

                    (ii) At the time of such loss or damage and at all times thereafter while Lender is holding any portion of such proceeds, there shall exist no Default or Event of Default;

                    (iii) The Improvements, Equipment, and Inventory for which loss or damage has resulted shall be capable of being restored to its preexisting condition and utility in all material respects with a value equal to or greater than that which existed prior to such loss or damage and such restoration shall be capable of being completed prior to the earlier to occur of
(A) the expiration of business interruption insurance as determined by an independent inspector or (B) the Maturity Date;

                    (iv) Within thirty (30) days from the date of such loss or damage Borrower shall have given Lender a written notice electing to have the proceeds applied for such purpose;

                    (v) Within sixty (60) days following the date of notice under the preceding subparagraph (c) and prior to any proceeds being disbursed to Borrower, Borrower shall have provided to Lender all of the following:

                              (A)  complete plans and specifications for
                    restoration, repair and replacement of the Improvements, Equipment and Inventory damaged to the condition, utility and value required by (ii) above,

                              (B)  if loss or damage exceeds $50,000,
                    fixed-price or guaranteed maximum cost bonded construction contracts with a bondable contractor for completion of the repair and restoration work in accordance with such plans and specifications,

                              (C) builder's risk insurance for the full cost of construction with Lender named under a standard mortgagee loss-payable clause,

                              (D)  such additional funds as in Lender's
                    reasonable opinion are necessary to complete such repair, restoration and replacement, and

                              (E) copies of all material permits and licenses necessary to complete the work in accordance with the plans and specifications;

                    (vi) Lender may, at Borrower's expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of proceeds as work progresses;

                    (vii) No portion of such proceeds shall be made available by Lender for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements, Equipment and Inventory for which a loss or damage has occurred unless the same are covered by such insurance;

                    (viii) Borrower shall diligently pursue such work and shall complete such work prior to the earlier to occur of the expiration of business interruption insurance or the Maturity Date;

                    (ix) The Facility continues to achieve the Debt Service Coverage requirements set forth in Section 4.13 below;

                    (x) Each disbursement by Lender of such proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Lender) signed and certified by Borrower and, if required by the Lender, its architect and general contractor with appropriate invoices and lien waivers as required by Lender; and

                    (xi) Lender shall have a first lien security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such proceeds, and Borrower shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest.

               In the event and to the extent such proceeds become available during the last twelve (12) months of the Loan term or are not permitted or required to be used for the repair, restoration and replacement of the Improvements, Equipment and Inventory for which a loss or damage has occurred, or in the event Borrower fails to timely make the election to have insurance proceeds applied to the restoration of the Improvements, Equipment, or Inventory, or, having made such election, fails to timely comply with the terms and conditions set forth herein, or, if the conditions set forth herein for such application are otherwise not satisfied, then Lender shall be entitled without notice to or consent from Borrower to apply such proceeds, or the balance thereof, at Lender's option either (a) to the full or partial payment or prepayment of the Loan Obligations (without premium) in the manner aforesaid, or
(b) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory for which a loss or damage has occurred.

               Borrower agrees to give Lender written notice of any loss in excess of $10,000 in connection with the Improvements, the Equipment or the Inventory not more than one (1) Business Day after Borrower has knowledge thereof.

               Borrower appoints Lender as Borrower's attorney-in-fact to cause the issuance of an endorsement of any insurance policy to bring Borrower into compliance herewith and, as limited above, at Lender's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; provided, however, that in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

               If the Collateral is sold at a foreclosure sale or Lender acquires title to the Collateral, Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums and in and to the proceeds resulting from any damage to the Collateral prior to such sale or acquisition.

         4.6 FINANCIAL AND OTHER INFORMATION. Provide Lender, or cause the Lessee to provide to Lender, at its address set forth in Section 8.7 and at GMAC Commercial Mortgage Corporation, 2200 Woodcrest Place, Suite 305, Birmingham, Alabama 35209, the following financial statements and information on a continuing basis during the term of the Loan:

               (a) Within ninety (90) days after the end of each fiscal year of each Facility and the Borrower (if different from such Facility) unaudited financial statements of the operations of such Facility and the Borrower, which statements shall be prepared on an accounting basis consistent with Guarantor's audited financial statements, and shall include a balance sheet and a statement of income and expenses for the year then ended, certified by a financial officer of Borrower to be true and correct in all material respects.

               (b) Within one hundred twenty (120) days after the end of each fiscal year of the Guarantor, audited consolidated financial statements of the Guarantor prepared by KPMG Peat Marwick or any other nationally recognized accounting firm or independent certified public accountant reasonably acceptable to Lender, which consolidated statements shall be prepared in accordance with GAAP and shall include a balance sheet and a statement of income and expenses for the year then ended. In lieu of its obligations hereunder, Guarantor may submit to Lender, upon its filing thereof, a copy of Form 10K as filed with the United States Securities and Exchange Commission.

               (c) Within one hundred twenty (120) days after the end of each fiscal year of Borrower, and at any other time upon Lender's request, an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification number of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.

               (d) Within forty-five (45) days after the end of each fiscal quarter of each Facility and Borrower (if different from such Facility), unaudited financial statements of the operations of such Facility and Borrower prepared on an accounting basis consistent with Guarantor's audited financial statements, which statements shall include a balance sheet and statement of income and expenses for the quarter then ended, and shall be certified as true and correct in all material respects by a financial officer of Borrower.

               (e) Within forty-five (45) days after the end of each fiscal quarter of the Guarantor, unaudited interim financial statements of the Guarantor, prepared on an accounting basis consistent with Guarantor's audited financial statements, which shall include a balance sheet and statement of income and expenses for the quarter then ended, and shall be certified as true and correct in all material respects by a financial officer of the Guarantor. In lieu of its obligations hereunder, Guarantor may submit to Lender a copy of Form 10Q as filed by Guarantor with the United States Securities and Exchange Commission.

               (f) Within forty-five (45) days of the end of each fiscal quarter of each Facility, a statement of the number of bed days available and the actual resident days incurred for such quarter, together with, if applicable, quarterly census information of such Facility as of the end of such quarter in sufficient detail to show patient-mix (i.e., private, Medicare, Medicaid, and V.A.), if applicable, on a daily average basis for such year through the end of such quarter, certified by a financial officer of Borrower and Guarantor to be true and correct. Such statements of each Facility shall be accompanied by a summary showing the information described in Exhibit "D".

               (g) Within ten (10) days of filing or receipt, all Medicare and/or Medicaid cost reports and any amendments thereto filed with respect to the Facility, if any, and all responses, audit reports, or other inquiries with respect to such cost reports.

               (h) Within ten (10) days of receipt, a copy of the Medicaid Rate Calculation Worksheet (or the equivalent thereof), if any, issued by the appropriate Medicaid Agency for the Facility.

               (i) Within ten (10) days of receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that the Facility license and/or the Medicare and/or Medicaid certification of the Facility (if any) is being downgraded to a substandard category, revoked, or suspended or that any such action is pending or being considered.

               (j) Upon Lender's request, evidence of payment by Borrower or Lessee of any applicable provider bed taxes or similar taxes, which taxes Borrower agrees to pay or cause Lessee to pay.

               (k) Within one hundred twenty (120) days after the end of each of Lessee's fiscal years, and more frequently if reasonably requested by Lender, an aged accounts receivable report for the Facility in sufficient detail to show amounts due from each class of patient-mix, if applicable, (i.e., private, Medicare, Medicaid and V.A.), by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days.

               The Lender reserves the right to require that the annual financial statements of the Borrower be audited by a nationally recognized accounting firm or independent certified public accountant acceptable to Lender if (a) a monetary default continues beyond the applicable cure period, (b) if Lender has reasonable grounds to believe that the unaudited financial statements do not accurately represent the financial condition of the Borrower, on an accounting basis consistent with Guarantor's audited financial statements, or
(c) Borrower fails to provide in a timely manner the statements, schedules and reports required in this Section 4.6.

               The Lender further reserves the right to require such other financial information of Borrower, Lessee, Guarantor and/or the Facility, in such form and at such other times (including monthly or more frequently) as Lender shall reasonably require, and Borrower agrees promptly to provide or to cause to be provided, such information to Lender. All financial statements must be in the form and detail as Lender may from time to time reasonably request, provided, however, that Lender will make reasonable efforts to use Borrower's existing forms of reports for all purposes.

         4.7 COMPLIANCE CERTIFICATE. At the time of furnishing the quarterly operating statements required under the foregoing Section, furnish to Lender a compliance certificate in the form attached hereto as Exhibit "E" executed by a financial officer of Borrower and of the Lessee.

         4.8 BOOKS AND RECORDS. Keep and maintain at all times at the Facility, and upon Lender's reasonable request make available at the Borrower's office, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the results of the operation of the Facility, and copies of all written contracts, subleases (if any), and other instruments which affect the Property, which books, records, contracts, subleases (if any) and other instruments shall be subject to examination and inspection at any reasonable time by Lender (upon reasonable advance notice, which for such purposes only may be given orally, except in the case of an emergency or following an Event of Default, in which case no advance notice shall be required); provided, however, that if an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books, records, contracts, subleases (if any) and other instruments relating to the Facility or its operation and Borrower authorizes Lender to obtain a credit report on Borrower at any time.

         4.9 PAYMENT OF INDEBTEDNESS. Duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by Borrower in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of Borrower has been effectively stayed and for which reserves and collateral for the payment and security thereof have been established as determined by Lender in its sole discretion.

         4.10 RECORDS OF ACCOUNTS. Maintain all records, including records pertaining to the Accounts of Borrower, at the principal place of business of Borrower as set forth in this Agreement.

         4.11 CONDUCT OF BUSINESS. Conduct, or cause the Lessee to conduct, the operation of each Facility at all times in a manner consistent with the level of operation of the Facility as of the date hereof, including without limitation, the following:

               (a) to maintain the standard of care for the residents of the Facility at all times at a level necessary to ensure quality care for the residents of the Facility in accordance with customary and prudent industry standards;

               (b) to operate the Facility in a prudent manner and in compliance in all material respects with applicable laws and regulations relating thereto and cause all Permits, Reimbursement Contracts, and any other agreements necessary for the use and operation of the Facility or as may be necessary for participation in the Medicaid, Medicare, or other applicable reimbursement programs if Lessee, with prior written consent of the Lender, which consent may be withheld in its sole discretion, elects to participate in any such program to remain in effect without reduction in the number of licensed beds authorized for use in the Medicaid, Medicare, or other applicable reimbursement programs;

               (c) to maintain sufficient Inventory and Equipment of types and quantities at the Facility to enable Lessee adequately to perform operations of the Facility for its Intended Use;

               (d) to keep all Improvements and Equipment located on or used or useful in connection with the Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition;

               (e) to maintain sufficient cash in the operating accounts of the Facility in order to satisfy the working capital needs of the Facility; and

               (f) to keep all required Permits current and in full force and effect.

         4.12 PERIODIC SURVEYS. Furnish or cause Lessee to furnish to Lender, within thirty (30) days of receipt, a copy of any Medicare, Medicaid, or other licensing agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade any Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for such Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicaid, Medicare or other reimbursement program pursuant to any Reimbursement Contract for existing residents or for new residents to be admitted with Medicaid or Medicare coverage, if Borrower or Lessee, with the prior written consent of the Lender, which consent may be withheld in its sole discretion, elects to participate in any such program, by the date required for cure by such agency (plus extensions granted by such agency).

         4.13  DEBT SERVICE COVERAGE REQUIREMENTS.

               (a) Maintain (commencing with the closing of the Loan), and, within forty-five (45) days after the end of each fiscal quarter of each Facility, provide evidence satisfactory to the Lender of the achievement of, the following Debt Service Coverage for the Facilities ratios until the Loan Obligations are paid in full:

                    (i) a Debt Service Coverage for the Facilities, after deduction of Actual Management Fees, of not less than 1.0 to 1.0; and

                    (ii) a Debt Service Coverage for the Facilities, after deduction of Assumed Management Fees, of not less than 1.25 to 1.0.

               (b) If the Facilities fail for two consecutive quarters to achieve or provide evidence of achievement of the Debt Service Coverage for the Facilities, upon fifteen (15) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral in an amount which, when added to the first number of the debt service coverage calculation, would have resulted in the noncomplying debt service coverage requirement having been satisfied. If such failure continues for four (4) consecutive quarters after deposit of the requisite additional cash or other liquid collateral, upon fifteen (15) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral (with credit for amounts currently being held by Lender pursuant to the foregoing sentence), in an amount which, if the same had been applied on the first day of the first quarter for which such noncompliance of the debt service coverage requirement occurred to reduce the outstanding principal indebtedness of the Loan Obligations, would have resulted in the noncomplying debt service coverage requirement having been satisfied, and Borrower agrees promptly to provide such additional cash or other liquid collateral. Such additional Collateral will be held by the Lender in a standard custodial account, and shall constitute additional collateral for the Loan Obligations and an "Account" as defined in this Agreement, and, upon the occurrence of an Event of Default, may be applied by the Lender, in such order and manner as the Lender may elect, to the reduction of the Loan Obligations. Borrower shall not be entitled to any interest earned on such additional Collateral. Provided that there is no outstanding Default or Event of Default, such additional Collateral which has not been applied to the Loan Obligations will be released by the Lender at such time as Borrower provides the Lender with evidence that the required debt service coverage requirements outlined above have been achieved and maintained (without regard to any cash deposited pursuant to this Section 4.13) as of the end of each of two (2) consecutive quarters.

         4.14 OCCUPANCY. Maintain or cause to be maintained at all times a daily average annual (calender year) occupancy for the Facilities, on a combined basis for all Facilities, of eighty percent (80%) or more (based on the number of beds available at each Facility with the minimum number of beds available at any Facility remaining at or in excess of the number of beds set forth in the Facility description in Schedule I); provided, however, that failure to maintain such occupancy level shall not constitute an Event of Default if, at such time, the Debt Service Coverage for the Facilities ratios are being achieved.

         4.15 CAPITAL EXPENDITURES. Maintain and cause the Lessee to maintain the Facilities in good condition and make minimum capital expenditures for each Facility in each fiscal year in the average amount of $250.00 per unit, which average shall be determined based on total capital expenditures for all Facilities, (which capital expenditures may include those necessary for ordinary repairs and routine maintenance), commencing the first year of the Loan term and, within ninety (90) days of the end of such fiscal year, provide evidence thereof satisfactory to Lender. In determining whether or not such requirement has been met, with respect to each Facility, the Lender will carry forward to the next year(s) the excess amount of capital expenditures made for such Facility in excess of $250.00 per unit in any one year. In the event that Borrower shall fail to do so, Borrower shall, upon Lender's written request, immediately establish and maintain a capital expenditures reserve fund with Lender equal to the difference between the required amount per unit and the amount per unit actually spent by the Borrower. Borrower grants to Lender a right of setoff against all moneys in the capital expenditures reserve fund, and Borrower shall not permit any other Lien to exist upon such fund. The proceeds of such capital expenditures reserve fund will be disbursed monthly upon Lender's receipt of satisfactory evidence that Borrower has made the required capital expenditures. Upon Borrower's failure to adequately maintain the Facility in good condition, Lender may, but shall not be obligated to, make such capital expenditures and may apply the moneys in the capital expenditures reserve fund for such purpose. To the extent there are insufficient moneys in the capital expenditures reserve fund for such purposes, all funds advanced by Lender to make such capital expenditures shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall accrue interest at the Default Rate until paid. Upon an Event of Default, Lender may apply any moneys in the capital expenditures reserve fund to the Loan Obligations, in such order and manner as Lender may elect. For any partial fiscal year during which the Loan is outstanding, the required expenditure amount shall be prorated by multiplying the total of the required amount per unit by a fraction, the numerator of which is the number of days during such year for which all or part of the Loan is outstanding and the denominator of which is the number of days in such year.

         4.16  [INTENTIONALLY OMITTED.]

         4.17 UPDATED APPRAISALS. For so long as the Loan remains outstanding, if any Event of Default shall occur hereunder, or if, in Lender's judgment, a material depreciation in the value of any Property shall have occurred, then in any such event, Lender may cause such Property to be appraised by an appraiser selected by Lender, and in accordance with Lender's appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Property and the Facility. Borrower agrees to pay all reasonable costs incurred by Lender in connection with such appraisal which costs shall be secured by the relevant Mortgage and shall accrue interest at the Default Rate until paid.

         4.18 COMPLY WITH COVENANTS AND LAWS. Comply, and cause the Lessee to comply in all material respects, with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations and keep the Facility and the Property in compliance in all material respects with applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations promulgated thereunder, and laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements, Medicaid and Medicare laws, if applicable, and keep the Permits for the Facility in full force and effect.

         4.19 TAXES AND OTHER CHARGES. Subject to Borrower's right to contest the same as set forth in Section 9(d) of the Mortgage, pay and cause the Lessee to pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against property of Borrower, except Liens to the extent permitted by this Agreement.

         4.20 COMMITMENT LETTER. Provide all items and pay all amounts required by the Commitment Letter. If any term of the Commitment Letter shall conflict with the terms of this Agreement, this Agreement shall govern and control. As to any matter contained in the Commitment Letter, and as to which no mention is made in this Agreement or the other Loan Documents, the Commitment Letter shall continue to be in effect and shall survive the execution of this Agreement and all other Loan Documents.

         4.21 CERTIFICATE. Upon Lender's written request, furnish Lender with a certificate stating that Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents to which Borrower is a party and that there exists no

Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and describing such event.

         4.22 NOTICE OF FEES OR PENALTIES. Notify Lender, within 15 days of Borrower's knowledge thereof, of the assessment or threat of assessment by any state or any Medicare, Medicaid, health or licensing agency of any material fines or penalties against Borrower, Lessee or the Facility.

         4.23 LOAN CLOSING CERTIFICATION. Immediately notify Lender, in writing, in the event any representation, warranty or covenant contained herein or in that certain Loan Closing Certification, executed by Borrower for the benefit of Lender of even date herewith, becomes untrue in any material respect.

         4.24  LEASE AGREEMENT.

               (a) Maintain each Lease Agreement, and cause the Lessee to maintain each Lease Agreement to which it is a party, in full force and effect and timely perform, and cause the Lessee to perform all of their respective obligations thereunder and not permit the termination or amendment of any Lease Agreement unless the prior written consent of Lender is first obtained (which consent shall not be unreasonably withheld or delayed); provided, however, that the Lender's prior consent shall not be required for termination of (i) a Lease Agreement in the event of emergency situations (i.e. termination of the applicable Facility's operating Permit) or for the termination of license, or
(ii) the Lease Agreement between the Erie County Industrial Development Agency and the Borrower in connection with a purchase of the Kenmore Facility by Borrower, or (iii) the Lease Agreement between the Schenectady County Industrial Development Agency and the Borrower in connection with a purchase of the Niskayuna II Facility by Borrower.

               (b) In the event that bankruptcy or insolvency proceedings are instituted by or against the Lessee, terminate the Lease Agreement (to the extent permitted by the applicable bankruptcy court having jurisdiction over such proceedings), upon written instruction received from Lender.

         4.25 PUBLIC HEALTH AND SAFETY NOTICES. Provide any servicer of the Loan with notice of any incident reported to any public health or safety provider or any claim referred to its liability insurance provider immediately after such claim is made.

         4.26 MICHIGAN FACILITIES. Not less than five (5) Business Days after the date hereof, notify the Michigan Department of Consumer and Industry Services (a) of the change in fee ownership and lessor of the Northville Facility and the Utica Facility and (b) that the Guarantor will continue to be the operator and licensee of such Facility.

                                   ARTICLE V
                         NEGATIVE COVENANTS OF BORROWER

         Until the Loan Obligations have been paid in full, Borrower shall not:

         5.1 ASSIGNMENT OF LICENSES AND PERMITS. Assign or transfer or permit any other party to assign or transfer any of its or their interest in the Permits, or Reimbursement Contracts, if any, (including rights to payment thereunder) pertaining to the Facility, or assign, transfer, or remove or permit any other person to assign, transfer, or remove any records pertaining to the Facility including, without limitation, resident records, medical and clinical records (except for removal of such resident records as directed by the residents owning such records) without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

         5.2 NO LIENS; EXCEPTIONS. Create, incur, assume or suffer to exist any Lien upon or with respect to the Facility or any of its properties, rights, income or other assets relating thereto, including, without limitation, the Collateral, whether now owned or hereafter acquired, other than the following permitted Liens ("Permitted Encumbrances"):

               (a)  Liens at any time existing in favor of the Lender;

               (b)  Liens which are listed in Exhibit "F" attached hereto;

               (c) Inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon any of the Property or Improvements, such Lien must be fully disclosed to Lender and bonded off and removed from the Property and Improvements within thirty (30) days of its creation in a manner satisfactory to Lender;

               (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received with respect to property acquired) entered into in the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds;

               (e) Liens for current year's taxes, assessments or governmental charges or levies not yet due and payable; and

               (f)  Liens securing indebtedness permitted under Section 3.24.

         5.3 MERGER, CONSOLIDATION, ETC. Except as otherwise provided in the Mortgage, consummate any merger, consolidation or similar transaction, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired), without the prior written consent of the Lender, which consent may be granted or refused in Lender's sole discretion.

         5.4   MAINTAIN SINGLE-PURPOSE ENTITY STATUS.

               (a) Dissolve or terminate or materially amend the terms of its certificate of incorporation, articles of organization, operating agreement or partnership agreement, as applicable, the terms of which require Borrower to be a Single-Purpose Entity;

               (b) enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any Stock or other evidence of beneficial ownership of, any Person;

               (c) guarantee or otherwise become liable on or in connection with any obligation of any other Person;

               (d) at any time own any encumbered asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

               (e) at any time be engaged directly or indirectly, in any business other than the ownership, management and operation of the Property;

               (f) enter into any contract or agreement with any general partner, principal, member or Affiliate of Borrower or any Affiliate of any general partner, principal or member of Borrower except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than an Affiliate;

               (g) incur, create or assume any indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loan, (ii) indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Property, and (iii) indebtedness secured by purchase money liens or represented by equipment or vehicle leases, provided that (A) the aggregate amount of such indebtedness incurred with respect to a Facility does not exceed the lesser of $500,000 or five percent (5%) of the portion of the Loan allocated to such Facility as shown on Exhibit B, and (B) the indebtedness secured by such liens is used for the purchase of equipment which is unique to, or necessary for the operation of, the Mortgaged Property for its Intended Use; no other debt will be secured (senior, subordinate or pari passu) by the Property;


               (h) make any loans or advances to any third party (including any Affiliate);

               (i) become insolvent or fail to pay its debts from its assets as the same shall become due;

               (j) fail to do all things necessary to preserve its existence as a Single-Purpose Entity, and will not, nor will any partner, limited or general, member or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of organization, operating agreement, articles of incorporation or by-laws in a manner which adversely affects Borrower's existence as a Single-Purpose Entity;

               (k) fail to conduct and operate its business as presently conducted and operated; provided however, that no default shall exist hereunder if Borrower engages in activities closely related to and compatible with assisted living/adult home facilities or offers additional services not offered on the date hereof to the extent permitted under applicable law with respect to assisted living/adult home facilities;

               (l) fail to maintain books and records and bank accounts separate from those of its Affiliates, including its members, general partners or shareholders, as applicable;

               (m) fail to at all times hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate thereof, including the general partner or any member or shareholder of Borrower or any Affiliate of the general partner or any member or shareholder of Borrower, as applicable);

               (n)  fail to file its own tax returns;

               (o) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

               (p) seek the dissolution or winding up, in whole or in part, of Borrower;

               (q) commingle the funds and other assets of Borrower with those of any general partner, any member, any shareholder, any Affiliate or any other Person;

               (r) fail to maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; and

               (s) hold itself out to be responsible for the debts or obligations of any other Person.

         5.5 CHANGE OF BUSINESS; CHANGE OF USE. Make any material change in the nature of its business as it is being conducted as of the date hereof or change the use of any Facility from its Intended Use; provided, however, that Borrower may engage in activities closely related to and compatible with assisted living/adult home facilities and offer additional services not offered on the date hereof to the extent permitted with respect to assisted living/adult home facilities and under applicable Permits.

         5.6 CHANGES IN ACCOUNTING. Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

         5.7 ERISA FUNDING AND TERMINATION. Permit (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time, or (b) any employee plan to be subject to involuntary termination proceedings at any time.

         5.8 TRANSACTIONS WITH AFFILIATES. Enter into any transaction with any Affiliate of Borrower other than in the ordinary course of its business and on fair and reasonable terms no less favorable to Borrower than those it could obtain in a comparable arms-length transaction with a Person not an Affiliate.

         5.9 TRANSFER OF OWNERSHIP INTERESTS. Except as otherwise provided in the Mortgage, permit a change in the majority ownership of the stock of Borrower as of the date of this Agreement unless the written consent of the Lender is first obtained, which consent may be granted or refused in Lender's sole discretion.

         5.10 LEASE OR MANAGEMENT AGREEMENT. Permit and enter into any Management Agreement or any sublease for any portion of the Facility, except as permitted under the applicable Mortgage and Assignment of Leases and Rents, or enter into any operating lease for the Facility (other than the Lease Agreements), unless Borrower first notifies Lender and provides Lender a copy of the proposed lease, sublease or management agreement, obtains Lender's written consent thereto, which consent shall not be unreasonably withheld, and obtains and provides Lender with a subordination agreement in form satisfactory to Lender, as determined by Lender in its sole reasonable discretion, from such lessee, sublessee or manager subordinating to all rights of Lender.

         5.11 PLACE OF BUSINESS. Change its chief executive office or its principal place of business, as set forth on Exhibit B hereto, without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information and amendatory financing statements as Lender may request in connection therewith.

         5.12 ACQUISITIONS. Directly or indirectly, purchase, lease, manage, own, operate, or otherwise acquire any property or other assets (or any interest therein) which are not used in connection with the operation of the Facility.

         5.13  PARTICIPATION IN MEDICARE/MEDICAID; TRANSFER OF LICENSE

               (a) Without the prior written consent of Lender, which may be granted or withheld in its discretion, participate or permit any operator or Manager of the Property to participate, in Medicare and Medicaid, or any provider agreement under Medicare and Medicaid, or accept any residents whose ability to reside in the Property requires that the

Borrower, the Property or any operator or Manager participate in Medicare, Medicaid or any similar provider program; or

               (b) (i) Transfer any Permit to any location other than the Property for which it is issued or pledge any Permit as collateral security for any other loan or indebtedness, (ii) rescind, withdraw, modify, or otherwise alter any Permit if doing so would have a material adverse effect on the Property, or (iii) pledge any receivables as collateral security for any other loan or Indebtedness or allow any operator or Manager to do so.


                                   ARTICLE VI
                              ENVIRONMENTAL HAZARDS

         6.1 PROHIBITED ACTIVITIES AND CONDITIONS. Except for matters covered by a written program of operations and maintenance approved in writing by Lender (an "O&M Program") or matters described in Section 6.2, Borrower shall not cause or permit any of the following:

               (a) The presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal-of any Hazardous Materials in, on or under the Property or any Improvements;

               (b) The transportation of any Hazardous Materials to, from, or across the Property;

               (c) Any occurrence or condition on the Property or in the Improvements or any other property of Borrower that is adjacent to the Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws; or

               (d) Any violation of or noncompliance with the terms of any Environmental Permit with respect to the Property, the Improvements or any property of Borrower that is adjacent to the Property. The matters described in clauses (a) through (d) above are referred to collectively in this Article VI as "Prohibited Activities and Conditions" and individually as a "Prohibited Activity and Condition."

         6.2 EXCLUSIONS. Notwithstanding any other provision of Article VI to the contrary, "Prohibited Activities and Conditions" shall not include the safe and lawful use and storage of quantities of (a) pre-packaged supplies, medical waste, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable Facilities, (b) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of the Facility; and (c) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Property's parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

         6.3 PREVENTIVE ACTION. Borrower shall take all appropriate steps (including the inclusion of appropriate provisions in any Leases approved by Lender which are executed after the date of this Agreement) to prevent its employees, agents, contractors, tenants and occupants of the Facility from causing or permitting any Prohibited Activities and Conditions.

         6.4 O& M PROGRAM COMPLIANCE. If an O&M Program has been established with respect to Hazardous Materials, Borrower shall comply in a timely manner with, and cause all tenants, subtenants, employees, agents, and contractors of Borrower and any other persons present on the Property to comply with the O&M Program. All costs of performance of Borrower's obligations under any O&M Program shall be paid by Borrower, and Lender's out-of-pocket costs incurred in connection with the monitoring and review of the O&M Program and Borrower's performance shall be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender which Borrower fails to pay promptly shall become an additional part of the Loan Obligations.

         6.5 BORROWER'S ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing:

               (a) Neither Borrower nor Guarantor nor NCBO nor PCBO nor WCBO nor the Manager has at any time caused or permitted any Prohibited Activities and Conditions.

               (b) No Prohibited Activities and Conditions exist or have existed.

               (c) The Property and the Improvements do not now contain any underground storage tanks, and, to the best of Borrower's knowledge after reasonable and diligent inquiry, the Property and the Improvements have not contained any underground storage tanks in the past. If there is an underground storage tank located on the Property or the Improvements which has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws.

               (d) Borrower, Guarantor, NCBO, PCBO, WCBO and the Manager have complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials. Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Property and the Improvements in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect. No event has occurred with respect to the Property and/or Improvements that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit.

               (e) There are no actions, suits, claims or proceedings pending or, to the best of Borrower's knowledge after reasonable and diligent inquiry, threatened that involve the Property and/or the Improvements and allege, arise out of, or relate to any Prohibited Activity and Condition.

               (f) Neither Borrower nor Guarantor nor NCBO nor PCBO nor WCBO nor Manager have received any complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Property, the Improvements or any other property of Borrower that is adjacent to the Property. The representations and warranties in this Article VI shall be continuing representations and warranties that shall be deemed to be made by Borrower throughout the term of the Loan evidenced by the Note, until the Loan Obligations have been paid in full.

         6.6 NOTICE OF CERTAIN EVENTS. Borrower shall, and shall cause Lessee, Manager and NCBO, PCBO and WCBO to promptly notify Lender in writing of any and all of the following that may occur:

               (a) The discovery by Borrower, Lessee, the Manager, NCBO, PCBO or WCBO of any Prohibited Activity and Condition.

               (b) The receipt by Borrower, Lessee, the Manager, NCBO, PCBO or WCBO of or knowledge of any complaint, order, notice of violation or other communication from any Governmental Authority or other person with regard to present, or future alleged Prohibited Activities and Conditions or any other environmental, health or safety matters affecting the Property, the Improvements or any other property of Borrower that is adjacent to the Property.

               (c) Any representation or warranty in this Article VI which becomes untrue at any time after the date of this Agreement.

               Any such notice given by Borrower, Lessee, the Manager, NCBO, PCBO or WCBO shall not relieve Borrower of, or result in a waiver of, any obligation under this Agreement, the Note, or any of the other Loan Documents.

         6.7 COSTS OF INSPECTION. Borrower shall pay promptly the costs of any environmental inspections, tests or audits ("Environmental Inspections") required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or, if required by Lender, as a condition of Lender's consent to any "Transfer" (as defined in the Mortgage), or required by Lender following a reasonable determination by Lender that Prohibited Activities and Conditions may exist. Any such costs incurred by Lender (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become an additional part of the Loan Obligations as provided in
Section 7 of the Mortgage.

               The results of all Environmental Inspections made by Lender shall at all times remain the property of Lender and Lender shall have no obligation to disclose or otherwise make available to Borrower or any other party such results or any other information obtained by Lender in connection with its Environmental Inspections unless Lender intends to take any legal action against Borrower to enforce its rights under Section 12.19 of the Note, pursuant to or as a result of such Environmental Inspections. Borrower acknowledges that

Lender cannot control or otherwise ensure the truthfulness or the accuracy of the results of any of its Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Property and the Improvements located therein may have a material and adverse effect upon the amount which a party may bid at such sale. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results of any of its Environmental Inspections to any third party in accordance with the terms of this Section 6.7, and Borrower hereby releases and forever discharges Lender from any and all claims, damages or causes of action arising out of, connected with, or incidental to the results of, the delivery of any of Lender's Environmental Inspections.

         6.8 REMEDIAL WORK. If any investigation, site monitoring, containment, clean-up, restoration or other remedial work ("Remedial Work") is necessary to comply with any Hazardous Materials Laws or order of any Governmental Authority that has or acquires jurisdiction over the Property, the Improvements or the use, operation or improvement of the Property under any Hazardous Materials Laws, Borrower shall, by the earlier of (a) the applicable deadline required by Hazardous Materials Laws or (b) 30 days after notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete such work by the time required by applicable Hazardous Materials Laws. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender shall become part of the Loan Obligations.

         6.9 COOPERATION WITH GOVERNMENTAL AUTHORITIES. Borrower shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity and Condition.

         6.10  INDEMNITY.

               (a) Borrower shall hold harmless, defend and indemnify (i) Lender, (ii) any prior owner or holder of the Note, (iii) the officers, directors, partners, agents, shareholders, employees and trustees of any of the foregoing, and (iv) the heirs, legal representatives, successors and assigns of each of the foregoing (together, the "Indemnitees") against all proceedings, claims, damages, losses, expenses, penalties and costs (whether initiated or sought by any Governmental Authority or private parties), including fees and out of pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

                    (i) Any breach of any representation or warranty of Borrower in this Article VI,

                    (ii) Any failure by Borrower to perform any of its obligations under this Article VI,

                    (iii) The existence or alleged existence of any Prohibited Activity and Condition,

                    (iv) The presence or alleged presence of Hazardous Materials in, on, or around under the Property, the Improvements or any property of Borrower that is adjacent to the Property, or

                    (v) Actual or alleged violation of any Hazardous Materials Laws.

               (b) Counsel selected by Borrower to defend Indemnitees shall be subject to the approval of those Indemnitees. Notwithstanding anything contained herein, any Indemnitee may elect to defend any claim or legal or administrative proceeding at the Borrower's expense if such Indemnitee has reason to believe that its interests are not being adequately represented or diverge from other interests being represented by such counsel (but Borrower shall be obligated to bear the expense of at most only one such separate counsel). Nothing contained herein shall prevent an Indemnitee from employing separate counsel in any such action at any time and participating in the defense thereof at its own expense.

               (c) Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a "Claim") settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender or (ii) may materially and adversely affect any Indemnitee, as determined by such Indemnitee in its sole discretion.

               (d) The liability of Borrower to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrower or any guarantor to receive notice of or consideration for any of the following:

                    (i)       Any amendment or modification of any Loan
Document,

                    (ii) Any extensions of time for performance required by any of the Loan Documents,

                    (iii) The accuracy or inaccuracy of any representations and warranties made by Borrower under this Agreement or any other Loan Document,

                    (iv) The release of Borrower or any other person, by Lender or by operation of law, from performance of any obligation under any of the Loan Documents,

                    (v) The release or substitution in whole or in part of any security for the Loan Obligations,

                    (vi) Lender's failure to properly perfect any lien or security interest given as security for the Loan Obligations, and

                    (vii) Any provision in any of the Loan Documents limiting Lender's recourse to property securing the Loan or limiting the personal liability of Borrower or any other party for payment of all or any part of the Loan.

               (e) Borrower shall, at its own cost and expense, do all of the following:

                    (i) Pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Article VI,

                    (ii) Reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Article VI, and

                    (iii) Reimburse Indemnitees for any and all expenses, including reasonable fees and costs of attorneys and expert witnesses, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Article VI, or in monitoring and participating in any legal or administrative proceeding.

               (f)  In any circumstances in which the indemnity under this
Article VI applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, and the reasonable fees and out of pocket expenses of such attorneys and consultants.

               (g) The provisions of this Article VI shall be in addition to any and all other obligations and liabilities that Borrower may have under the applicable law or under the other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Article VI without regard to whether Lender or that Indemnitee has exercised any rights against the Property and/or the Improvements or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one person or entity, the obligation of those persons or entities to indemnify the Indemnitees under this
Article VI shall be joint and several. The obligations of Borrower to indemnify the Indemnitees under this Article VI shall survive any repayment or discharge of the Loan Obligations, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of the Mortgage.

                                  ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

         7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

               (a) The failure by Borrower to pay any installment of principal, interest, or other payments required under any Note, within five (5) days after the same becomes due; or

               (b) Borrower's violation of any covenant set forth in Article V hereof; or

               (c) Borrower's failure to deliver or cause to be delivered the financial statements and information set forth in Section 4.6 above within the times required and such failure is not cured within thirty (30) days following Lender's written notice to Borrower thereof; or

               (d) The failure of Borrower properly and timely to perform or observe any covenant or condition set forth in this Agreement (other than those specified in this Section 7.1) or any other Loan Documents which is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lender's notice to Borrower of such Default; provided, however, that if such default cannot be cured within such thirty (30) day period, such cure period shall be extended for an additional sixty (60) days, as long as Borrower is diligently and in good faith prosecuting said cure to completion; or

               (e) The filing by Borrower or Guarantor or NCBO or PCBO or WCBO of a voluntary petition, or the adjudication of any of the aforesaid Persons, or the filing by any of the aforesaid Persons of any petition or answer seeking or acquiescing, in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if any of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part of its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the mailing of any general assignment for the benefit of creditors or the admission in writing by any of the aforesaid Persons of its inability to pay its debts generally as they become due; or

               (f) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Borrower or Guarantor or NCBO or PCBO or WCBO which petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof, which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

               (g) Unless otherwise permitted hereunder or under any other Loan Documents, the sale, transfer, lease, assignment, or other disposition, voluntarily or involuntarily, of the Collateral, or any part thereof, or, except for Permitted Encumbrances as described in Section 5.2 above, any further encumbrance of the Collateral, unless the prior written consent of Lender is obtained, which consent may be withheld for any reason; or

               (h) The failure of Borrower to take the corrective measures required in this Agreement within the time periods specified following Lender's demand because the Debt Service Coverage for the Facilities has not been met; or

               (i) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower or Guarantor pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein or in any of the Loan Documents) or as an inducement to Lender to make the Loan to Borrower, (i) proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or (ii) proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower or Guarantor, or
(iii) on the date of execution of this Agreement there shall have been any material adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution; or

               (j) The failure of Borrower to correct or cause the Lessee to correct, within the time deadlines set by any applicable Medicare, Medicaid or licensing agency, any deficiency which would result in the following actions by such agency with respect to the Facility:

                    (i) a termination of any Reimbursement Contract or any Permit; or

                    (ii) a ban on new admissions generally or on admission of patients otherwise qualifying for Medicare or Medicaid coverage; or

               (k) The Borrower or the Facility should be assessed fines or penalties by any state or any Medicare, Medicaid, health or licensing agency having jurisdiction over such Persons or the Facility in excess of $25,000 which are not paid within the time specified therefor; or

               (l) A final judgment shall be rendered by a court of law or equity against Borrower in excess of $25,000, and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either
(i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Borrower or Guarantor, as the case may be, has established reserves adequate for payment in the event such Person is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender; or

               (m) The occurrence of any material adverse change in the financial condition or prospects of Borrower or Guarantor, or the existence of any other condition which, in Lender's reasonable determination, constitutes a material impairment of any such Person's ability to operate the Facility or of such Person's ability to perform their respective obligations under the Loan Documents, and is not remedied within thirty (30) days after written notice; or

               (n) (i) Any Lease Agreement is terminated, with the exception of the Lease Agreements terminated in connection with a purchase of the Kenmore Facility and the Niskayuna II Facility by the Borrower, or (ii) a default has occurred under any Lease Agreement which remains uncured after any applicable cure period; or

               (o) Any Management Agreement is terminated without the prior written consent of Lender; or

               (p) The occurrence of an Event of Default under any of the Notes or other Loan Documents executed in connection therewith, as listed and described on Schedule III attached hereto; or

               (q) The occurrence of a default under any of (i) the Sublessee Subordination and Attornment Agreements or (ii) the Collateral Pledge of License or (iii) under the Sublessee Security Agreements.

               Notwithstanding any provision in this Section 7.1, all requirements of notice shall be deemed eliminated if Lender is prevented from declaring an Event of Default by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

         7.2 REMEDIES. Upon the occurrence of any one or more of the foregoing Events of Default, the Lender may, at its option:

               (a) Declare the entire unpaid principal of the Loan Obligations to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived;

               (b) Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement;

               (c) Exercise any and all rights and remedies afforded by the laws of the United States, the states in which any of the Property or other Collateral is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents;

               (d) Exercise the rights and remedies of setoff and/or banker's lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession of the Lender or any person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan; or

               (e) Exercise its rights and remedies pursuant to any other Loan Documents.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 WAIVER. No remedy conferred upon, or reserved to, the Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise of or omission to exercise any right of the Lender shall not affect any subsequent right of Lender to exercise the same. No course of dealing between Borrower and Lender or any delay on the Lender's part in exercising any rights shall operate as a waiver of any of the Lender's rights. No waiver of any Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Default or shall impair any rights, remedies or powers of Lender.

         8.2 COSTS AND EXPENSES. Borrower will bear all taxes, fees and expenses (including reasonable attorneys' fees and expenses of counsel for Lender) in connection with the Loan, the Note, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording of any of the Loan Documents. If, at any time, a Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any Collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loan, this Agreement or any Collateral and as a result of any of the foregoing, the Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, the Lease Agreements, any Collateral, Borrower, any Guarantor or Lessee or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or lien granted to the Lender by any of the Loan Documents, then in any such events, all of the actual attorney's fees arising from such services, including attorneys' fees for preparation of litigation and in any appellate or bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to the Lender payable on demand of the Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrower fail to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. Such amounts shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall bear interest at the Default Rate from the date advanced until repaid.

         8.3 PERFORMANCE OF LENDER. At its option, upon Borrower's failure to do so, the Lender may make any payment or do any act on Borrower's behalf that Borrower or others are inquired to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse the Lender, on demand, for any payment made or expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, reasonable attorneys' fees, and until so repaid any sums advanced by Lender shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall bear interest at the Default Rate from the date advanced until repaid.

         8.4 INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys' fees and other costs of defense) imposed upon or incurred by or asserted against Lender by reason of (a) ownership of the Notes, the Mortgage, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Loan Obligations and/or any of the Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of the Mortgage or the Notes or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, the Lessee, any guarantor and/or any partner, joint venturer, member or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(f) any failure on the part of Borrower, the Lessee, or any guarantor to perform or comply with any of the terms of this Agreement or any of the other Loan Documents; (g) any claims by any broker, person or entity claiming to have participated in arranging on behalf of Borrower the making of the Loan evidenced by the Notes; (h) any failure of the Property to be in compliance with any applicable laws; (i) performance of any labor or services or the furnishing of any materials or other property with respect to the Property, the Improvements or any part thereof; (j) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-b, statement for recipients of proceeds from real estate, broker and barter exchange transactions, which may be required in connection with the Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which the Loan is made; (k) any misrepresentation made to Lender in this Agreement or in any of the other Loan Documents; (l) any tax on the making and/or recording of the Mortgage, the Notes or any of the other Loan Documents; (m) the violation of any requirements of the Employee Retirement Income Security Act of 1974, as amended; (n) any fines or penalties assessed or any corrective costs incurred by Lender if the Facility or any part of the Property is determined to be in violation of any covenants, restrictions of record, or any applicable laws, ordinances, rules or regulations; or (o) the enforcement by any of the Indemnified Parties of the provisions of this Section 8.4; provided, however, that no indemnity shall be required for any such damages, costs, liabilities, losses or judgments arising from the gross negligence or willful misconduct of the Indemnified Party. Any amounts payable to Lender by reason of the application of this Section 8.4 shall become immediately due and payable and shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall accrue interest at the Default Rate. The obligations and liabilities of Borrower under this Section 8.4 shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure or exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage. For purposes of this Section 8.4, the term "Indemnified Parties" means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, without limitation, the Investor and any investor in any securities backed in whole or in part by the Loan) as well as the respective directors, officers, shareholder, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, without limitation, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Mortgage or as a part of or following a foreclosure of the Loan and including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

         8.5 HEADINGS. The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

         8.6 SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

         8.7 NOTICES, ETC. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below) with receipt acknowledged by the recipient thereof, (b) three
(3) Business Days following the date deposited in the U.S. mail, certified or registered, with return receipt requested, or (c) one (1) Business Day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

         If to Borrower:

                  ALS Financing II, Inc.
                  c/o Alternative Living Services, Inc.
                  450 North Sunnyslope Road, Suite 300
                  Brookfield, Wisconsin 53005
                  Attention: Thomas E. Komula
                  Fax: (414) 789-6182

         With a copy to:

                  Alan C. Leet, Esq.
                  Rogers & Hardin
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, GA   30303
                  Fax: (404) 525-2224

provided, however, that failure to send such copies shall not render any such notice or other communications invalid.

         If to Lender:

                  GMAC Commercial Mortgage Corporation
                  650 Dresher Road
                  P.O. Box 1015
                  Horsham, Pennsylvania  19044-8015
                  ATTN:  Servicing Department

         with a copy to:

                  Kelly M. Wrenn, Esquire
                  Ballard Spahr Andrews & Ingersoll, LLP
                  601 13th Street, NW, Suite 1000 South
                  Washington, DC  20005-3807

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

         8.8 BENEFITS. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

         8.9 PARTICIPATION. Borrower acknowledges that Lender may, at its option, sell participation interests in the Loan or to other participating banks or Lender may (but shall not be obligated to) assign its interest in the Loan to its affiliates or to other assignees, including, without limitation, the Federal Home Loan Mortgage Corporation, to be included in its PC Program (the "Assignee"). Borrower agrees with each present and future participant in the Loan or Assignee of the Loan that if an Event of Default should occur, each present and future participant or Assignee shall have all of the rights and remedies of Lender with respect to any deposit due from the Borrower. The execution by a participant of a participation agreement with Lender, and the execution by the Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section. If the Loan is assigned to the Assignee, the Assignee will engage an underwriter (the "Underwriter"), who will be responsible for the due diligence, documentation, preparation and execution of certain documents required in connection with the offering of its PCs. Borrower agrees that Lender may, at its sole option and without notice to or consent of the Borrower, assign its interest in the Loan to the Assignee for inclusion in a Real Estate Mortgage Investment Conduit ("REMIC") or in the Federal Home Loan Mortgage Corporation PC Program and, in such event, Borrower agrees to provide the Assignee with such information as may be reasonably required by the Underwriter in connection therewith or by an investor in any securities backed in whole or in part by the Loan or any rating agency rating such securities. Borrower irrevocably waives any and all right it may have under applicable law to prohibit such disclosure, including, but not limited to, any right of privacy, and consents to the disclosure of such information to the Assignee, the Underwriter, to potential investors in the REMIC, and to such rating agencies.

         8.10 SUPERSEDES PRIOR AGREEMENTS; COUNTERPARTS. This Agreement and the instruments referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by Lender in connection with the Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Lender. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         8.11 LOAN AGREEMENT GOVERNS. The Loan is governed by terms and provisions set forth in this Loan Agreement and the other Loan Documents and in the event of any irreconcilable conflict between the terms of the other Loan Documents and the terms of this Loan Agreement, the terms of this Loan Agreement shall control; provided, however, that in

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

the event there is any apparent conflict between any particular term or provision which appears in both this Loan Agreement and the other Loan Documents, and it is possible and reasonable for the terms of both this Loan Agreement and the Loan Documents to be performed or complied with, then, notwithstanding the foregoing, both the terms of this Loan Agreement and the other Loan Documents shall be performed and complied with.

         8.12 CONTROLLING LAW. THE PARTIES HERETO AGREE THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE PARTIES HERETO SUBMIT (AND WAIVE ALL RIGHTS TO OBJECT) TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF NEW YORK, FOR THE ENFORCEMENT OF ANY AND ALL OBLIGATIONS UNDER THE LOAN DOCUMENTS, EXCEPT THAT IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, LAWS OR TREATIES OF THE UNITED STATES OF AMERICA, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN THE PARTIES THERETO, SO THAT IT IS TO BE BROUGHT IN A UNITED STATES DISTRICT COURT, IT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NEW YORK OR ANY SUCCESSOR FEDERAL COURT HAVING ORIGINAL JURISDICTION.

         8.13 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AND LENDER AGREE THAT EITHER PARTY MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF EITHER PARTY HERETO TO IRREVOCABLY WAIVE THEIR RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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
               (A) NONRECOURSE. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, OR IN ANY OF THE OTHER LOAN DOCUMENTS EVIDENCING THE LOAN, THE LIABILITY OF THE BORROWER FOR THE PAYMENT OF PRINCIPAL AND INTEREST AND AGREED CHARGES, AND THE OBSERVANCE AND PERFORMANCE OF ALL OF THE TERMS, COVENANTS, AND CONDITIONS AND PROVISIONS OF THE NOTE AND THE OTHER LOAN DOCUMENTS, SHALL BE LIMITED TO THE EXTENT PROVIDED IN THE MORTGAGE AND THE NOTES.


         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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
         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be properly executed, by their respective duly authorized representatives, as of the date first above written.


WITNESS:                                    BORROWER:

                                            ALS FINANCING II, INC., a Delaware
                                            corporation



/s/ Cheri Marlatte                          By:      /s/ David M. Boitano (SEAL)
-----------------------------                  ---------------------------
Print Name:                                          David M. Boitano
                                                     Vice President

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
WITNESS:                                    LENDER:

                                            GMAC COMMERCIAL MORTGAGE
                                            CORPORATION, a California
                                            corporation



/s/ Georgia C. Dunn                         By:   /s/ Philip Brooks     (SEAL)
------------------------------                 -------------------------
Print Name:                                           Philip Brooks
                                                      Vice President



                                     G-46